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                              RESTATED AND AMENDED
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                              ELSINORE CORPORATION
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                        SENIOR EXECUTIVE SEVERANCE PLAN
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    Preamble and Statement of Purpose.  The purpose of this Plan is to assure
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the Corporation that it will have the continued dedication of, and the availability of objective advice and counsel from key executives of the Corporation notwithstanding the possibility, threat or occurrence of a "Change of Control" (as defined herein) of the Corporation.

    In the event the Corporation receives any proposal from a Person or considers any transaction which may effect a change in the present control of the Corporation, the Board of Directors of the Corporation (the "Board") believes it imperative that the Corporation and the Board be able to rely upon key executives to continue in their positions and be available for advice, if requested, without concern that those individuals might be distracted by the personal uncertainties and risks created thereby.

    Should the Corporation consider any transaction or receive any proposal which might cause a Change of Control, such key executives, in addition to their regular duties, may be called upon to assist in the assessment of such proposal or transaction, advice management and the Board as to whether such proposal or transaction would be in the best interest of the Corporation and its stockholders, and to take such other actions as the Board might determine to be appropriate.

    1.   Eligible Executives.  Participants under this Plan shall consist of
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those key executives of the Corporation and its Subsidiaries (as defined herein)
who are from time to time designated to be included within this Plan by the Board (the "Participants"). A Participant who the Board determines has ceased to be a key executive for purposes of the Plan shall cease to be a Participant in the Plan when notified by the Board of such determination; except that no such determination that a Participant has ceased to be such a key executive shall be made (i) within two years after a Change of Control or (ii) during any period of time when the Corporation has knowledge that steps are being taken which are reasonably calculated to effect a Change of Control until, in the opinion of the Board, efforts to effect such Change of Control have been terminated or abandoned. Any decision by the Board that efforts to effect a Change of Control have been terminated or abandoned shall be conclusive and binding on the Participants.

    2.   Senior Executive Severance Agreement.  A Senior Executive Severance
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Agreement (the "Agreement") shall be executed by the Corporation and each
Participant.  Each

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Agreement entered into pursuant to this Plan shall provide the following:

    (a) Severance Payments.  In the event of termination of any Participant's
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employment with the Corporation (including one or more of its Subsidiaries)
within two years after a Change of Control for reasons that are involuntary on the part of the Participant (other than "for cause" or as a consequence of death or disability) or voluntary (but only if the Participant's duties, responsibilities, authorities, compensation or job functions have materially changed or the Participant is demoted), within 90 days after such termination
(i) the Corporation shall make a cash payment to the Participant in an amount equal to two times the Participant's aggregate base salary (excluding bonus) for the 12-month period immediately preceding the date of termination plus any and all accrued salary and accrued vacation pay in the case of the termination of any such Participant's employment, or such other amount which may be fixed by the Board in each Participant's Agreement; and (ii) the Participant shall be entitled to put to the Corporation any and all outstanding options to purchase shares of the Corporation's common stock, $.001 par value ("Common Stock") theretofore granted to the Participant pursuant to the Corporation's 1988 Stock Option Plan, 1993 Long-Term Stock Incentive Plan or any similar plan (the "Option Plan"), whether or not such options are then immediately exercisable in accordance with their terms and provided that such options shall not then have expired, and to receive from the Corporation a cash payment in the amount equal to the difference (if greater than zero) between the "fair market value" (as defined in the Option Plan) of the shares of Common Stock covered by the option and the exercise price thereof.

    (b) Other Terms and Conditions.  The Agreements to be entered into pursuant
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to this Plan shall contain such other terms, provisions and conditions not inconsistent with this Plan as shall be determined by the Board.

    (c) Non-Assignability.  Each Participant's rights under this Plan shall be
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nontransferable except by will or the laws of descent and distribution.

    3.   Certain Definitions.
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    (a) Change of Control.  A "Change of Control" shall be deemed to have taken
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place if, after March 15, 1993, (i) any Person becomes the beneficial owner (as such term is defined in Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Act")) of securities of the Corporation having twenty percent (20%) or more of the combined voting power of all classes of the Corporation's securities entitled to vote in an election of Directors of the Corporation; (ii) a merger or other business combination with, or sale of substantially all of the assets of the Corporation to, any Person is effected or
(iii) the persons who are "Disinterested Directors"

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of the Corporation cease to constitute a majority of the Board of the
Corporation or any successor to the Corporation.

    (b) Disinterested Director.  "Disinterested Director" shall mean (i) any
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Director who (A) has served as a member of the Board for the twenty-four (24)
month period preceding a Change of Control and (B) is not affiliated with any Person who causes or participates in causing a Change of Control and (ii) any Director prior to the Change of Control who was initially appointed or elected to the Board upon recommendation of a majority of Disinterested Directors then on the Board and is designated a Disinterested Director by the Board.

    (c) For Cause.  "For cause" shall mean (i) the commission of fraud,
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embezzlement or theft against the Corporation or any of its Subsidiaries or against an employee, customer or business associate of the Corporation or any of its Subsidiaries or (ii) a conviction of, or guilty plea to, a felony.

    (d) Subsidiary.  "Subsidiary" shall mean any domestic or foreign
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corporation, partnership or entity, a majority of whose equity securities is owned directly or indirectly by the Corporation or by other Subsidiaries.

    (e) Person.  "Person" shall have the same meaning as such term has under
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Section 13(d) of the Act and the regulations promulgated thereunder.

    4.   Unfunded Plan.  The Plan shall be unfunded.  Neither the Corporation
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nor the Board shall be required to segregate any assets with respect to benefits under the Plan. Neither the Corporation nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan. Any liability of the Corporation to the President or any Participant with respect to any benefit shall be based solely upon any contractual obligations created by the Plan and the Agreement; no such obligation shall be deemed to be secured by any pledge or any encumbrance on any property of the Corporation or its Subsidiaries.

    5.   Termination and Amendment.  The Board shall have power at any time, in
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its sole discretion, to amend, abandon or terminate this Plan, in whole or in part; except that no amendment, abandonment or termination shall impair or abridge the obligations of the Corporation under any agreements previously entered into pursuant to this Plan.

    6.   Effective Date.  This Plan as amended and restated shall become
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effective as of March 15, 1993.

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